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                                                                    Exhibit 10.1

                            DISTRIBUTION AGREEMENT

PARTIES:

1. The "grantor": HBL Limited, a company incorporated in Hong Kong, whose registered office is at 6th Floor, China Insurance Building, 48 Cameron Road, T.S.T., Hong Kong.

2. The "distributor" LEP Products Inc, a company incorporated in Delaware, United States of America.

WHEREAS, the GRANTOR has obtained the right to distribute the PRODUCTS, AND WHEREAS, the DISTRIBUTOR wishes to ditribute the PRODUCTS in the TERRITORY, the PARTIES have agreed to as follows,

DEFINITIONS:

1.    The PRODUCTS means the goods as specified in Schedule I hereto.

2. The TERRITORY means the territory (ies) as specified in Schedule II hereto.

3.    The Minimum Guarantee as specified in Schedule III


DURATION OF AGREEMENT:

This AGREEMENT shall commence on 1st August 1997 and shall last for a period of 2 years unless earlier terminated.

DISTRIBUTOR'S OBLIGATION

1. The DISTRIBUTOR shall purchase all of its supply of the PRODUCTS from the GRANTOR at prices and conditions to be fixed by the GRANTOR. The prices will be fixed by the Grantor for a one year period.

2. The DISTRIBUTOR shall use its best endeavors to promote the sale of the PRODUCTS at the TERRITORY specified. The DISTRIBUTOR will follow the guidelines set in this AGREEMENT and as established by GRANTOR from time to time, pertaining to the marketing of PRODUCTS. At all times the GRANTOR reserves the right to visit, verify and cancel any POS (Points Of Sale) developed by the DISTRIBUTOR, which is deemed unsuitable by the GRANTOR.

3. The DISTRIBUTOR will supply the GRANTOR with updated list of POS for the TERRITORY and will provide the GRANTOR with a photograph of the POS (Street view, floor view, actual display of PRODUCTS). Such photographs will be the base for verification and confirmation of the POS and marketing of PRODUCTS by the DISTRIBUTOR in the TERRITORY on a "best effort" basis.

4. All matters relating to marketing, the GRANTOR must approve promotion and retail pricing of the PRODUCTS. Prior written approval must be obtained from GRANTOR two weeks before any promotion, marketing and retail pricing. Any deviation and change from the approved marketing, promotion and retail pricing of the PRODUCTS is strictly prohibited.

The DISTRIBUTOR shall only market the PRODUCTS in the TERRITORY and shall not sell the PRODUCTS

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directly or indirectly or to anyone he knows or has reason to know may sell directly or indirectly outside the TERRITORY under any circumstances.

The DISTRIBUTOR will not sell the PRODUCTS in the TERRITORY for:

-  DUTY FREE ACCOUNTS

-  DISCOUNT STORES

-  MAIL OR CATALOGUE SALES

4. All purchases must be made by irrevocable Letter of Credit at sight 90 days or Telegraphic Transfer in US$ 60 days prior to shipment date, and conditions stipulated in Grantor's sales contracts.

In case of disagreement over the definition of the above it should be made in the sole discretion of the GRANTOR.


GRANTOR'S OBLIGATION

1. The GRANTOR will guarantee the exclusivity to the DISTRIBUTOR during the duration of the AGREEMENT.

2. The GRANTOR certfies that PRODUCTS are free from any manufacturing defect upon shipment and will replace one for one under such defects.

3. Each order/shipment will include 1% spare units of the PRODUCT and the GRANTOR will provide spare parts for all models sold for at least two years from the date of last shipment.

4. Spare parts will be charged according to the standard spare parts lists and if desired by the DISTRIBUTOR it will replace the 1% spare units with a credit note for 1% of spare part according to the invoice value.


AFTER SALES SERVICE

1. The DISTRIBUTOR shall maintain an after sales service capability during the duration of this AGREEMENT. The location, address, person in charge of the after sales capability will be informed to the GRANTOR. Any serice required by the owner of a Product will be done free of charge during the warranty period (conditional to the repair pertaining to the warranty clause) and only part costs will be charged after the warranty period.


ADVERTISING/PROMOTIONAL ALLOWANCE

- The GRANTOR will contribute 50% of all costs for advertising incurred by the DISTRIBUTOR, upon submission of proper invoice thereof, on the following conditions:

- All advertising/promotion by the DISTRIBUTOR must receive prior approval in writing from the GRANTOR.

- Advertising must be equal to 5% of the total FOB purchases during the specified calendar year during the duration of this AGREEMENT.

- DISTRIBUTOR must provide proof of advertising, including invoice, to the GRANTOR.

2. The DISTRIBUTOR will participate in the purchase of promotional gift items or special marketing campaigns

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initiated by the GRANTOR.


TERMINATION

1. The GRANTOR shall be entitled to terminate this contact if and when the minimum quantities set out in the SCHEDULE III are not acheived.

2. A written thirty (30) day notice can terminate this AGREEMENT by the GRANTOR in the event of:

- There is at any time a material change in the management, ownership or control of the DISTRIBUTOR.

- The DISTRIBUTOR engages in any marketing/advertising activity that is prohibited under this AGREEMENT or any breach of this agreement i.e. sale outside territory, sale to discounters.

3. In the event of termination of this AGREEMENT the GRANTOR has the exclusve right to:

- Purchase all or any portion of the remaining inventory at the GRANTOR'S invoice value if less than six months old and at 50% invoice price for over six months old, less any amounts due under this agreement.

- Require the DISTRIBUTOR to sell all or any portion of the remaining inventory to third party in the TERRITORY, designated by the GRANTOR at GRANTOR'S invoice value adding the general import taxes required by the government of the TERRITORY.

This AGREEMENT does not in any form whatsoever, grant the DISTRIBUTOR the use of HANG TEN, in any form The PARTIES, to this AGREEMENT, recognizes that ILC Licensing Corp. is the official licensor for all Hang Ten. The GRANTOR manufactures and distributes Hang Ten brand watches under the agreement with ILC Licensing Corp.

This AGREEMENT  shall be governed by the laws Hong Kong.

In witness whereof this AGREEMENT has been executed on the date first written.


For GRANTOR                                     For DISTRIBUTOR



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HBL Limited                                     LEP Products Inc.

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SCHEDULE I     PRODUCTS

The PRODUCTS will mean Wrist Watches and Clocks manufactured under license agreement with ILC Licensing Corp. of the HANG TEN brands.




SCHEDULE II    TERRITORY

The TERRITORY  will mean the domestic market of the United States and Canada.

Besides the below schedule a US$10,000 deposit to be made to HBL on signing of the above contract which will be refundable upon completion of the duration of this agreement providing all GRANTOR's money have been paid as in accordance with the agreement.

SCHEDULE III   MINIMUM PURCHASES

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   YR                           FOB H.K. IN U.S.$
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 97/98                      US$350,000.00

 98/99                      US$600,000.00



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